UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2007

INTEGRATED SURGICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1433 N. Market Blvd., Suite 1, Sacramento, California	95834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 285-9943

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 29, 2007, the Registrant completed the sale of substantially all of its assets to Novatrix Biomedical, Inc. (“Novatrix”) pursuant to an Asset Purchase Agreement dated as of August 4, 2006, as amended on April 23, 2007 (the “APA”), by and between the Registrant and Novatrix. At the closing, Novatrix delivered $4,000,000 to the Registrant on account of the purchase price pursuant to the APA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated August 4, 2006, by and between the Registrant and Novatrix Biomedical, Inc.

10.2	Amendment to Asset Purchase Agreement, dated April 23, 2007, by and between the Registrant and Novatrix Biomedical, Inc. [1]

10.3	Loan Agreement and Secured Promissory Note, dated August 4, 2006, by and between the Registrant and Novatrix Biomedical, Inc.

10.4	Amendment to Loan Agreement and Secured Promissory Note, dated August 4, 2006, by and between the Registrant and Novatrix Biomedical, Inc. [1]

10.5	Security Agreement, dated August 4, 2006, by and between the Registrant and Novatrix Biomedical, Inc.

1 Denotes document filed as an exhibit to the Registrant’s Current Report on Form 8-K dated April 23, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Surgical Systems, Inc. (Registrant)

Dated: July 5, 2007	By:	/s/ Ramesh Trivedi
Ramesh Trivedi, Chief Executive Officer